As filed with the Securities and Exchange Commission on October 6, 2004

Registration No. ___________

==============================================================================

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	4725 (Primary Standard Industrial Classification Code Number)	98-0428608 (I.R.S. Employer Identification No.)

1453 Johnston Road, #71524, White Rock, British Columbia, Canada, V4B 5J5.  Phone 604-592-3577

(Address and telephone number of principal executive offices)

Nevada Agency and Trust Company

50 West Liberty Street, Suite 880, Reno, Nevada, 89501   (775) 322-0626

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

W. SCOTT LAWLER, ESQ

1530-9 Avenue SE, Calgary, AB, T2G 0T7    Phone (403) 693-8014 - Facsimile (403) 272-3620

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	650,000	$0.10	$65,000.00	$8.24

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion

Prospectus

Boomers’ Cultural Development, Inc.

650,000 shares of Common Stock

This is a public offering of 650,000 shares of common stock, $0.001 par value, of Boomers’ Cultural Development, Inc. a Nevada Corporation (“BCD”).  We are a development stage company.  We have not had any revenues or operations and we have few assets.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any state or provincial securities commission, nor has the SEC or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Following the date that the registration statement on Form SB-2 in which this prospectus is included becomes effective, we will apply to the NASD for approval of our common stock for quotation on the OTC / Bulletin Board quotation system. Our common stock is presently not listed on any national securities exchange nor on the Nasdaq Stock Market and we do not expect to be listed on any national securities exchange no on the Nasdaq in the foreseeable future.

The Offering:

650,000 shares Offered	Price Per Share	Total
Public Price	$0.10	$65,000
Underwriting Discounts and Commissions[1]	- 0 -	$ 0
Total	$0.10	$65,000

1. The Company will be conducting this offering itself through its officers and directors and therefore no underwriting fees or commissions shall be paid.  However, the Company anticipates situations arising where it may have to pay some finders’ fees in connection with this offering.  In such cases, the Company does not expect to pay more than 10% of the gross proceeds in finders’ fees.

This is a best efforts public offering, with no minimum purchase requirement.

1. BCD is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this offering will be immediately available to Boomers’ Cultural Development, Inc. for its use.

3. The closing date for this offering is December 31, 2004.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  Boomers’ Cultural Development, Inc. may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is October ___, 2004.

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

PROSPECTUS SUMMARY AND RISK FACTORS

The Company

Boomers’ Cultural Development, Inc. (hereinafter referred to as “BCD”) was incorporated on February 5, 2004, in the State of Nevada.  The Company's principal executive offices are located at 1400 – 174 Street, #94, Surrey, British Columbia, Canada, V4A 8V8.  Our telephone number is (604) 592-3577. As of the date of this prospectus, we have no revenue or operations.

Boomers’ Cultural Development Inc. intends to develop a company that will provide personally guided tours for visitors to the Pacific Northwest.  The company will source destination venues, and add to the travel experience by combining guides that are able to provide an informative and educational background as well as an entertainment factor.  Our officers and directors have related experience but do not have any direct experience with this type of company. BCD has no employees at the present time. The officers and directors are responsible for all planning, developing and operational duties. They will continue to do so for the foreseeable future, which will restrict the growth of our company during the early stages of our growth.

We are a development stage company.  We have not had any revenues or operations and we have few assets.  We do not expect to commence generating revenues until at least three months after completion of this offering of securities, assuming that all shares offered hereunder are sold.  Since incorporation, we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.

Summary of Financial Information

	As at August 31, 2004
Current Assets	$13,632
Current Liabilities	$0
Shareholders’ Equity	$13,132

	From February 5 to August 31, 2004
Revenues	$0
Net Loss	$7,868

We have not begun operations and are currently without revenue.  Our company has no employees at the present time.  As at August 31, 2004, our accumulated deficit was $7,868.  We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Common Shares Outstanding Before This Offering	3,900,000
Maximum Shares Being Offered	650,000
Maximum Common Shares Outstanding After This Offering	4,550,000

Boomers’ Cultural Development, Inc. is authorized to issue 75,000,000 shares of common stock.  Current shareholders of BCD and officers and directors collectively own 3,900,000 shares of restricted common stock.  These shares were issued at an average price of approximately $0.0054 per share.

This offering consists of 650,000 shares of Boomers’ Cultural Development, Inc. common stock (the “Offering”).  The offering price is $0.10 per share.  No officers, directors or significant investors own any of the shares being offered.

There is currently no public market for the common stock of BCD, as it is presently not traded on any market or securities exchange.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Boomers’ Cultural Development, Inc.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Additional Financing May Affect our Company’s Ability to Survive.

If the securities being offered are not fully subscribed for, we may require additional financing in addition to the funds we hope to raise from the sale of shares offered under this prospectus in order to commence our operations.  Such financing, if required, may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious effect on our Company's ability to survive.

Inability of Our Officers and Directors to Devote Sufficient Time to the Operation of the Business May Limit BCD’s Success.

Presently the officers and directors of the Company allocate only a portion of their time to the operation of BCD’s business.  Although Mr. Ellsworth is prepared to spend up to 40 hours a week towards the operations of BCD, Ms. Jensen and Ms. Schut will only be able to dedicate up to 20 hours a week.

If the business requires more time for operations than anticipated or the business develops faster than anticipated, the officers and directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.  Even if this lack of sufficient time of our management is not fatal to BCD’s existence it may result in limited growth and success of the business.

Unproven Profitably Due to Lack of Operating History Makes an Investment in BCD an Investment in an Unproven Venture.

Boomers’ Cultural Development, Inc. was formed on February 5, 2004.  As of this date, we do not have any revenues or operations, and we have few assets.  We do not expect to commence generating revenues until at least three months after completion of the offering, assuming all of the shares offered are sold.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.  Since our resources are very limited, insufficient revenues would result in termination of our operations, as we cannot fund unprofitable operations, unless additional equity or debt financing is obtained.

With No Minimum Share Sale Requirement it is Possible that BCD will Fail to Commence Despite Having Raised some Funds from this Offering.

The offering is not subject to any minimum number of shares to be sold by BCD.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.  If BCD fails to sell the entire offering, it may never commence operations and your investment would be lost.

We are dependent upon this offering to be able to implement our business plan and our lack of revenues and profits may make our obtaining additional capital more difficult. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business. Upon completion of this offering, the amount of the capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is best efforts basis offering. We have no commitments for additional funding.   If we need and are unable to raise additional capital, then you may lose your entire investment.

Difficulty For BCD Stockholders to Resell Their Stock Due to a Lack of Public Trading Market

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  We intend to have our common stock quoted on the OTC / Bulletin Board as soon as practicable.  However, there can be no assurance that the Company's shares will be quoted on the OTC / Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

Our Independent Auditors’ Report States that there is a Substantial Doubt that we will be able to Continue as a Going Concern.

Our independent auditors, Morgan and Company, Chartered Accountants, state in their audit report, dated April 6, 2004, and included with this prospectus, that since we are a development stage company, have no established source of revenue and are dependent on our ability to raise capital from shareholders or other sources to sustain operations, there is a substantial doubt that we will be able to continue as a going concern.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or “OTC/BB”. Following the date that the registration statement, in which this prospectus is included, becomes effective we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the NASD an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTC/BB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTC/BB, it is very likely that our stock will be considered a “penny stock”. In that case, purchases and sales of our shares will be generally facilitated by NASD broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

USE OF PROCEEDS

We intend to raise $65,000 from the sale of 650,000 shares of common stock at $0.10 per share.  This Offering is for a maximum amount of $65,000 and no minimum sale requirement.  BCD has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that the Company has already raised a total of $21,000 from the sale of 3,900,000 shares of common stock.  The total amount of $21,000 has been raised from the sale of stock to our affiliates, officers and directors; these shares sold are restricted and are not being registered in this offering.  The offering expenses associated with this offering are estimated to be $15,000.  As at August 31, 2004, we had a balance of $13,489 in cash. As at August 31, 2004, we had paid $6,500 of the offering expenses and estimate it will require an additional $8,500 to complete the offering. We intend to use our existing cash to pay the entire expenses of this offering from cash on hand.  None of the offering expenses are to be paid out of the proceeds of this offering.  The entire sum of monies we raise from this offering will be used to finance BCD’s plan of operations.  None of the proceeds of this offering will be used to repay any existing debt.

The following table indicates how BCD intends to use these proceeds of this offering.

Proceeds from Sale of Common Stock	$65,000
Expenses Marketing and Promotion Office Furniture and Equipment Legal and Accounting Website, Hosting and Telecom Miscellaneous Administrations Expenses Total	30,000 12,000 10,000 7,000 6,000 $65,000

The above expenditure items are defined as follows:

Marketing and Promotion: This item refers to the cost of a basic marketing program and the provision of a minimal amount of information to our customers and interested business individuals.  We expect to be incurring these costs beginning the second month of operations after the effective date of the registration statement of which this prospectus is a part, and continuing throughout the remainder of the year.  Initially, we intend to market our service through a basic internet website. BCD will also do some direct contact marketing facilitated by a brochure specifically targeted to the travel and tourism industry.

 Office Furniture and Equipment:  This expenditure refers to items such as desks, chairs, computer hardware and software, photocopier, fax machine, telephone system, filing cabinets, office supplies and other similar office requirements.  BCD expects to begin making these purchases during the second month of operations after the effective date of this prospectus.

Legal and Accounting:  This expenditure item refers to the normal legal and accounting costs associated with fulfilling the reporting and auditing obligations of a public company. It will also cover the cost of preparation of appropriate agreements and documents. We expect to be making these expenditures throughout the year, commencing on the effective date of the registration statement.

Website, Hosting and Telecom: This expense is the cost associated with development of a website. This item also covers the cost of hosting our website and basic monthly telephone and fax services.  The amount indicated covers the first year of operations.

Miscellaneous Administration Expenses:  This expense refers to any miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

There is no assurance that BCD will raise the full $65,000 as anticipated. The following is the break down of how management intends to use the proceeds if only 25 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	25%	50%	75%	100%
Marketing and Promotion	5,000	13,000	22,000	30,000
Office Furniture and Equipment	0	3,000	7,000	12,000
Legal and Accounting	8,000	8,000	9,000	10,000
Website, Hosting and Telecom	3,000	5,500	6,000	7,000
Miscellaneous Administrative Costs	250	3,000	4,750	6,000
Total	$16,250	$32,500	$48,750	$65,000

If only 25% of the offering is sold, we will continue with our development plans.  Marketing will be restricted to the Lower Mainland of British Columbia using telephone contact and a basic website.  We will use the computer hardware and software systems of our directors until sufficient capital becomes available. We anticipate that the $16,250 along with the expectation of limited revenue from modest sales will be sufficient to sustain us during the short-term.  However, there would be insufficient funds available for furtherance of the plan of operations as detailed later in this prospectus under the heading “PLAN OF OPERATION”.

In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, the Company's activities will be severely restricted.  Office furniture and equipment purchased as well as professional fees incurred would be severely restricted.  Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

The money BCD has raised thus far from selling stock to its officers and directors will be sufficient to pay all remaining expenses of this offering, which we estimate to be $8,500.  The total amount of the money raised from the sale of the 650,000 shares we are offering will be used for the purpose of furthering the Company's plan of operation, as detailed under the heading “ PLAN OF OPERATION” below.

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10 per share.  Of the 3,900,000 shares of stock already purchased by officers and directors, 2,000,000 shares were sold for $0.001 per share, and the remaining 1,900,000 shares were sold for $0.01 per share.  All of the outstanding shares of stock are restricted. The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

DILUTION

BCD is offering shares of its common stock for $0.10 per share through this offering. Since its inception on February 5, 2004, its officers and directors have purchased shares of its common stock for $0.01 and $0.001 per share.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the offering is sold.

	10%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	0.0012	0.0012	0.0012	0.0012
Net Tangible Book Value Per Share After Stock Sale	0.0028	0.0088	0.0122	0.0153
Increase in Net Book Value Per Share Due to Stock Sale	0.0016	0.0076	0.0110	0.0141
Loss (subscription price of $.10 less net tangible book value per share)	0.0984	0.0924	0.0890	0.0859

PLAN OF DISTRIBUTION

Upon effectiveness of the registration statement, of which this prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best–efforts basis.  There will be no underwriters used, no dealer's commissions, and no passive market making. The officers and directors of BCD, Mr. Bruce Ellsworth, Ms. Lorena Jensen, and Ms. Caroline Schut, will sell securities on behalf of BCD in this offering.  Mr. Bruce Ellsworth, Ms. Lorena Jensen, and Ms. Caroline Schut are not subject to a statutory disqualification as such term is defined in Section (a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell BCD’s securities without registering as broker-dealers.  They are serving as officers and directors for or on behalf of BCD otherwise than in connection with transactions in securities and will continue to do so at the conclusion of this offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months.  Our officers and directors will not receive commissions or other remuneration in connection with their participation in this offering based either directly or indirectly on transactions in securities.  Boomers’ Cultural may employ the services of an agent or intermediary to introduce the Company to prospective subscribers to the offering. In such event, the Company is prepared to pay commissions or finder’s fees of up to 10% of the proceeds from the offering. As of the date of this prospectus, the Company has not identified any finders to help sell this offering.

We plan to offer our shares to the public, at a price of $0.10 per share, with no minimum amount to be sold.  The officers and directors will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or December 31, 2004, which ever occurs first.  There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.  All subscription checks will be made payable to Boomers’ Cultural Development, Inc. or as BCD may otherwise direct.

Expenditure Item	Amount
Attorney Fees	$7,500
Audit Fees	4,500
Transfer Agent Fees	2,000
SEC filing fees and Blue Sky fees (estimated)	500
Printing Costs (estimated)	500
Total	$15,000

LEGAL PROCEEDINGS

Boomers’ Cultural Development, Inc. is not a party to any pending legal proceedings, nor is the company aware of any governmental authority contemplating any legal proceeding against it.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Mr. Bruce E. Ellsworth, President, Member of the Board, age 75 born in 1929

Mr. Ellsworth has served as President and Director since February 12, 2004. The term of his office is for one year and is renewable on an annual basis.  Mr. Ellsworth is experienced in corporate management, public relations, sales and marketing.

Since retiring from the British Columbia Institute of Technology, in September of 1994, Mr. Ellsworth has been active as an independent consultant offering his expertise in areas of sales, marketing and customer relations to various organizations.  Two examples: Westcoast Publishing Limited, Vancouver, British Columbia; and, DFO Department of Fisheries, Government of Canada.  He also is actively involved with British Columbia Aviation Hall of Fame doing research on aviation personalities with the intent that some of these individuals would become members of the Hall.  In addition, Mr. Ellsworth is performing research work (gratis) in conjunction with Mr. Ron Davies, Curator of Civil Aviation for the Smithsonian Institute, Washington DC.

From August 1980 through September 1994, Mr. Ellsworth was an instructor at the British Columbia Institute of Technology (BCIT) in the travel, hospitality and tourism program.  His areas of instruction included human resources, travel agency programs, airline management as well as tourism; sales, marketing and public relations.

Mr. Ellsworth, during his working years, lived in Ontario, Manitoba, Saskatchewan, Alberta, British Columbia, The Yukon and the Northwest Territories. He retired in 1994 from British Columbia Institute of Technology, where he spent 13½ years as an instructor in Travel and Tourism.


As Mr. Ellsworth is presently retired, he is able to dedicate significant time towards BCD’s business development.  Mr. Ellsworth is currently devoting approximately 20 hours a week of his time to BCD. However, he is prepared to spend up to 30 hours a week when required and up to as much as 40 hours a week, during the critical first 6 months of operation.

Mr. Ellsworth is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Ms. Lorena Jensen, Secretary/Treasurer, Member of the Board, age 30, born in 1973.

Ms. Lorena Jensen has served as Secretary/Treasurer and Director since February 12, 2004. The term of her office is for one year and is renewable on an annual basis.  With an interest in developing her business skills, Ms. Jensen is presently attending British Columbia Institute of Technology (BCIT) and taking an Aboriginal Venture Program. (An entrepreneurial course specifically designed for First Nations.)

Ms. Jensen is an entrepreneur owning her own small business, Savage Contracting Ltd. since September 1999.  She serves as President and is the sole Director and Shareholder.  The construction company acquires contracts from specialized tendering for concrete work as a sub-contractor to the general contractor.

Since August 1996, Ms. Jensen has been a single parent.  To support her family, and prior to beginning her own company, Ms. Jensen developed a ‘home based business’ called In Stereo Karaoke in Surrey, British Columbia, where she also volunteered with the Surrey Crime Prevention Unit.

Ms. Jensen completed her High School in 1994, as an adult in the town of Houston, BC, and has worked at a number of part time jobs with a variety of employers including the Department of Fisheries and Oceans, Government of Canada (March 1993 though July 1993).

Ms. Jensen is currently a part time student, and has staff to manage her construction business.  She is able to dedicate moderate time towards BCD’s business development.

Ms. Jensen is currently devoting approximately 10 hours a week of her time to BCD. She is prepared to spend up to 20 hours a week of her time when we begin operations.

Ms. Jensen is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

Ms. Caroline Schut, Member of the Board of Directors, age 37, born in 1967

Ms. Caroline Schut has served on the Board of Directors since February 27, 2004.  She is experienced in all manner of office procedure with a demonstrated ability to communicate with private and public interest groups.

Ms. Schut is presently working as executive assistant to the Chairman of the Board of Family Services, a non-profit counseling service in North Vancouver, British Columbia.  Family Services is a recognized provincial agency providing social services to the local community.  She has been working in this capacity since September 1998.

Her background experience includes coordinating of special events, developing promotional venues and the merchandising of specialty products.  She is experienced with the hospitality industry and has been involved in sales and marketing.  (Claxton Capital Corp., Vancouver, BC. January 1995 through August 1998).  From April 1991 through December 1995, Ms. Schut was a partner of Faxxit, a private non-incorporated company providing office services to home based business in Surrey, British Columbia.

As Ms. Schut is presently working full time, she is able to dedicate only moderate time towards BCD’s business development during the business week.  However, she is prepared to spend up to 20 hours a week of her time during the weekends and her days off. She is not an officer or director of any reporting company that files annual, quarterly or periodic reports with the United States Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following is a table detailing the current shareholders of BCD owning 5% or more of the common stock, and shares owned by BCD’s directors and officers as of June 15, 2004:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Bruce Ellsworth President and member of the Board of Directors 1400 – 164 Street, #94 Surrey, British Columbia, Canada, V4A 8V8	2,000,000	51.28%
Common	Lorena Jensen Secretary/Treasurer and member of the Board of Directors 10069 – 143 Street Surrey, British Columbia, Canada, V3T 4S9	1,100,000	28.21%
Common	Caroline Schut Member of the Board of Directors 183 Keefer Place, # 507 Vancouver, British Columbia, Canada, V6B 6B9	800,000	20.51%
Common	Directors and officers as a group	3,900,000	100.00%

 The percentage of class is based on the total number of shares outstanding of 3,900,000.  BCD does not have any outstanding options, warrants or rights to acquire shares of capital stock.

DESCRIPTION OF SECURITIES

Common Stock

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $0.001 par value.  Each of the shares of common stock to be issued pursuant to this prospectus will be fully paid and non-assessable when issued.  We are not authorized to issue any series or shares of preferred stock. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of BCD.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of BCD’s common stock are issued, the relative interest of then existing stockholders may be diluted.

INTEREST OF NAMED EXPERTS AND COUNSEL

BCD has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in BCD, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of BCD.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires BCD to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Section 10 of Boomers’ Cultural Development, Inc.’s bylaws, BCD is authorized to indemnify its directors to the fullest extent authorized under Nevada Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and persons controlling the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

See “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS” below.

DESCRIPTION OF BUSINESS

Business Development

Boomers’ Cultural Development, Inc. was incorporated on February 5, 2004, in the State of Nevada.  We have not yet begun our business operations and we currently have no revenue and no significant assets. BCD has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.  Since becoming incorporated, BCD has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  BCD is not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither BCD nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

Boomers’ Cultural Development Inc. intends to develop a company that will provide personally guided tours for visitors to the Pacific Northwest.  The company will source destination venues, and add to the travel experience by combining guides that are able to provide an informative and educational background as well as an entertainment factor.

BCD will be a service-oriented firm that intends to profit from integrating Boomers’ (travelers aged 45 - 70) wants/needs with the local destination venues (cultural events and services) which come available on a regional basis.  We are in the process of establishing ourselves as an integrator of various travel disciplines, providing specialized group tours by combining travel to varied destinations coupled with personal growth, education and/or entertainment opportunities.

We intend to design and create private label tours and tour packages to destinations in British Columbia and then market the tour packages to the national and international retail travel industry.

BCD is intending to present ‘learning vacations’.  Vacations that travel beyond the traditional that present an in-depth learning adventure.  These vacations could include taking in an art class taught by an internationally known artist living in the local area; taking an historical railway journey; or participating in culinary and theatre experiences.

The Company plans to develop relationships with major international and domestic carriers and tour companies offering a variety of programs thereby connecting business traffic with international markets.  These relationships will be reciprocal in nature; BCD receiving as much benefit as the associated costs.  The company plans to develop a private label vacation package product that will feature such activities as; cruises, golf vacations, theme parks, resort packages, cultural, educational, and ocean themed vacations.  The company will tailor packages according to the distinctions of destination as well as ‘vertical’ themes.  Examples of ‘vertical’ themes may include exploring the art and traditions of the First Nations Peoples on the West Coast or following the historical gold rush trail through British Columbia to the Yukon.

The tourism and service industry plays a major role in the economic growth for the Pacific Northwest.  The travel and entertainment industry is a multi-million dollar industry for Canada and specifically for the Province of British Columbia.  Tourism has become the number one industry for British Columbia.  Destination resorts and venues are continuing to be built.  These differing resorts and venues are being designed and built to appeal towards broad demographics and to cross all interest groups.

Tourism and service providers are specializing in arranging travel, educational and personal growth services in combination with the premier destination resorts for visitors to the Pacific Northwest.  Our intent is to provide similar personal growth/educational experiences in conjunction with destination venues for British Columbia, Canada.

The excursions may include such destinations as ski resorts, hunting lodges, golfing venues, and marine based resorts. The accommodations will include traditional hotel and motel venues as well as the bed & breakfast offerings.  We plan to include other non-traditional accommodations such as staying in local boarding houses or First Nations’ Medicine lodges.  Travel is expected to cross all means of transportation including air, rail, auto, bus, and ship.  Other non-traditional transportation may include horseback, steamer, hot air balloon, or perhaps even a glider.  We presently have no arrangements with any of the businesses mentioned.

The personal growth/educational segments may include historical railway journeys, maritime discoveries, or culinary and theatrical experiences.  The northwest boasts a thriving fine arts community.  We plan to offer opportunities for personal growth by engaging local artist to provide instructions and direction in their specialized disciplines.  There may be options that will allow participation in local First Nations ceremonies

We plan to take advantage of the promotion and marketing that will be inviting ‘the world’ to come and participate in the ‘Olympic Experience’.   The government of British Columbia is one of the sponsors of the 2010 Winter Olympics.  Vancouver is the host city.

Principal Products and Services

BCD plans a balanced offering of Canadian travel destinations and activities in a clear cut style. Potential travelers range from vacationers to diehard adventurers to senior citizens looking for cultural offerings, at a reasonable price.  Products will include specialized tours to specific geographical destinations with defined activities run by specialists in that area.

For example, one package may have an oceanography theme and could include a variety of activities related specifically to experiencing ocean life in either a single geographic location or alternatively a number of different sites.  The package may include a range of personal involvement such as taking pictures, studying tidal pools, scuba diving and visiting sunken vessels.

Whether it is a golf package at a premier resort or shopping and theatre in the city, BCD will work with specialist in putting together a full offering of vacation products.  The object of the company will be the creation of an anxiety free customer experience.

We presently have no arrangements with any of the businesses mentioned.

The Market

The perceived niche market is the “Boomers” whose needs and wants include travel-related opportunities to experience education cultural exchanges or the pursuit of their own gratification in other fields. As the Baby Boomer population reaches their peak spending years, we believe they are making their purchasing decisions based on value received rather than the amount charged.  Further, our limited research leads us also to believe many companies serve a clientele that can afford to spend a reasonable extra amount for a real increase in quality.  All of these factors combine to create the market opportunity for BCD.

Competition and Competitive Strategy

A large number of service providers exist that focus on selling what their clients have, namely airline tickets, ski passes and rooms. BCD will work within this framework while adding the components travelers are most often looking for – cultural experiences. Individuals are turning to the arts as participants as first suggested by Alvin Toffler in his journal, Future Shock several years ago. Governments attempts to marry travel and entertainment through Tourism ministries are successful offering regionalized information to the would be traveler. However, no one to our knowledge has yet married the small-town-based culture provider to the end user – the traveler.

The ubiquity of the BCD concept will help the struggling artist, as well as the local theater group. Driven from the bottom up BCD will develop its concept for the Kootenay region of British Columbia. Success will be measured not just by the number of local artists and groups that sign up nor the number of end customers that book during the initial three year period; success will be measured by the number of commercial outlets such as hotels, motels, golf course, restaurant chains and large tourist carriers that pay BCD for the right to use the logo while offering other value based propositions to the BCD client base.

An example of a commercial outlets value-based proposition being offered to the BCD client would be meal discounts for the artist or theater group upon successful introduction and client management by BCD. Another example might be the use of the Motel van in lieu of the artist using their own vehicle to transport the vacationers between the event and the accommodations.

Some possible cultural events may include; private or group art lessons; attending a genre based musical production; attending a religious or secular seasonal production; ice follies; attending First Nations events; or arranging work on a Western buffalo farm or an organic herb farm.

Distribution

Depending on the company’s success at raising capital, we plan to work with the existing British Columbia Travel and Tourism partners, with the view of promoting local businesses wherever they are located in Alberta and British Columbia. Matching tourists and destinations is the key ingredient.

Sources and Availability of Products and Supplies

Our Directors, through their industry experience and connections, are able to develop the various aspects of the business including accommodation, transportation and food availability.

Dependence on One or a Few Major Customers

This business is not the type of business that is, or can be dominated by one or a small number of businesses.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry that would give cause for any patent, trademark or license infringements or violations.  BCD has not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions

Governmental Controls and Approvals

As a service provider, the major area for governmental control or need for government approval would be concerning business licensing, labor and occupational health and safety standards. Our Officers and Directors are aware of the various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect BCD’s ability to operate.

Research and Development Activities and Costs

BCD has no plans to undertake any research and development activities during the term of this prospectus.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Facilities

We do not own or rent facilities of any kind. At present we are operating from our principal office address that is located within the offices of our President, who provides this space free of charge. We will continue to use this space for our executive offices for the foreseeable future.

Employees

BCD has no employees at the present time. The Officers and Directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring employees until the business has been successfully launched and we have sufficient, reliable revenue flowing into BCD from our operations.  Our Officers and Directors will do whatever work is necessary to bring our business to the point of having positive cash flow.  Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.  We do not expect to hire any employees within the first year of operation.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  BCD uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

PLAN OF OPERATION

BCD is a development stage company with no operations, no revenues, no financial backing and few assets.  BCD plans on offering a layered market-oriented client application and a database of visitor information regarding cultural activities providing multiple destination choices for the tourist. The BCD logo will be the local identifier for visitors to recognize a participant in the BCD program. Such commercial partners paying for the use of the BCD logo will also benefit from being party to other value based features in the BCD client base.

BCD hopes to develop a number of revenue streams from the services that we provide. Revenues will be generated by creating and selling custom package tours.  As a second source of revenue, we plan to be able to earn revenues by directing our clients to use the services of other providers, thus receiving commissions for bookings that are made from referrals. In addition, we hope to develop sufficient recognition that our logo will have value in that other businesses will choose to align themselves with us, developing revenues from businesses that choose to be part of our programs.

We currently do not have the $65,000 needed to develop our website, originate our training program, or market our services. Nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering. BCD believes it will take from two (2) to three (3) months to raise the capital for completion of the development of the business after this prospectus becomes effective.

We intend to design and build our website when sufficient funds are available from this offering at an initial approximate cost of $2,000. We are presently evaluating certain potential domain names, all of which contain the word “Boomers”. Once a decision has been made regarding a domain name, registration of our website domain name will be implemented. The website will provide basic information and facts about the services being offered. Besides offering exposure to the general public, the website will have the capability of handling the queries of potential customers. Web server space will be contracted from a local Internet Service Provider (ISP), which has not yet been chosen. We expect that this will be fully developed within the first six months by which time the budget of $7,000 will be fully expensed.

During the initial stages of the company’s growth the officers and directors will provide all the labor required to develop and draft the BCD business model - at no charge. Development of our marketing and promotion materials will be the next priority. This will include having business cards printed and brochures designed and printed. The members of the board, initially operating from their homes, expect to be calling on past clients to establish their presence in the marketplace. We anticipate these initial costs will be approximately $15,000. Since we intend to operate with a very limited administrative support system, the officers and directors will continue to be responsible for these duties for at least the first year of operations.

By the fourth month we plan to begin purchasing office furniture and equipment as well as some computer hardware at an approximate cost of $6,000.

We intend to design and create private tour label tours and then market the tour packages to the national and international retail travel industry. By the seventh month we plan to have our first tour package defined clearly and available for market. Our marketing strategy is to explore the potential in marrying the successful background of larger events, and their audiences, with any number of smaller venues, to expand on the ultimate experience. The savings resulting from bulk buying of these diversified ingredients is passed on to the traveler. Dozens of factors must be carefully considered and weighed before each tour program is finalized.

We plan to develop relationships with major international and domestic carriers and tour companies offering a variety of programs thereby connecting business traffic with international markets. By the ninth month BCD will endeavor to further the marketing by developing corporate alliances with business and government agencies. It is expected that this will involve some travel at an estimated cost of $10,000. As well, BCD will seek out industry experts to source the latest available products in an attempt to keep abreast of the latest trends.

How long BCD will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve (12) months depends on how quickly our company can generate revenue and in sufficient quantity. At the present time we have only funds available to complete the expenses of this offering. However, should we raise the entire $65,000 we are seeking from this offering, management is of the opinion that no further funds would be needed for the operation of the Company’s business during the twelve (12) month period following the completion of this offering.


BCD has no plans to undertake research and development during the term covered by this prospectus. There are neither plans nor expectations to purchase or sell any significant equipment in the first year of operations. Management also has no intention of hiring any employees during the first year of operations.

Rather, during the first year of operations, our efforts will be concentrated exclusively on building our client base in the various locations within the Provinces of Alberta and British Columbia. As we gain expertise and develop sufficient sales revenues, we may consider expanding our business within the region and possibly to other areas of Canada. Presently, there are no plans to move outside of Canada.

Off Balance Sheet Arrangements

BCD does not have any off-balance sheet arrangements.

DESCRIPTION OF PROPERTY

BCD does not own any property, real or otherwise.  For the first year, we will conduct our administrative affairs from the office located in the home of Mr. Ellsworth, our president, at no cost to the Company.

We do not have any investments or interests in any real estate.  Our company does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the stock transactions discussed below, BCD has not entered into any transaction nor are there any proposed transactions in which any director, executive officer, shareholder of BCD or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Mr. Bruce Ellsworth, who is a member of our Board of Directors, purchased by subscription 1,500,000 shares of common stock from BCD on February 12, 2004 for $1,500 and Ms. Lorena Jensen, a member of our Board of Directors, purchased by subscription 500,000 shares of common stock from BCD on February 12, 2004 for $500.

The officers and directors, namely, Mr. Bruce Ellsworth, Ms. Lorena Jensen, and Ms. Caroline Schut respectively purchased 500,000, 600,000 and 800,000 for a total of 1,900,000 shares of our common stock on February 27, 2004, in a private offering a price of $0.01 per share for a total of $19,000.

There are no promoters being used in relation to this offering.  No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of our company.  We have not entered into any agreements that require disclosure to our shareholders.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is no public trading market for our stock, and we have not applied to have BCD’s common stock listed.  We intend to apply to have our common stock quoted on the OTC Bulletin Board.  No trading symbol has yet been assigned.  BCD does not have any outstanding options, warrants to purchase or securities convertible into shares of common stock.

The offering of the shares under this prospectus of 650,000 shares at the price of $0.10 per share could have a material effect on the market price for our stock if it is approved for quotation on the OTC / BB.

A total of 2,000,000 shares of the common stock will be available for resale to the public after February 12, 2005 and all of BCD’s current issued and outstanding 3,900,000 shares of the common stock will be available for resale to the public after February 27, 2005 subject to the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144, as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of BCD common stock then outstanding which, in this case, will equal approximately 39,000 shares as of the date of this prospectus; or the average weekly trading volume of BCD common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Rules Governing Low-Price Stocks that May Affect Our Shareholders' Ability to Resell Shares of Our Common Stock

Our stock currently is not traded on any stock exchange or quoted on any stock quotation system.  Upon the registration statement in which this prospectus is included becoming effective, we will apply for quotation of our common stock on the NASD's OTC/BB.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions.  BCD’s common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities.  The additional sales practice and disclosure requirements imposed upon broker-dealers are may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock.  In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Holders

As of the filing of this prospectus, we have three (3) shareholders of record of BCD common stock.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about BCD. Under Rule 144(k), a person who is not one of BCD’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are BCD affiliates hold all of the 3,900,000 shares, which may be sold pursuant to Rule 144 after February 27, 2005.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of BCD to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: BCD would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

EXECUTIVE COMPENSATION

The officers have not currently received and are not accruing any compensation.  The officers anticipate that they will not receive or accrue any compensation during the first year of operations.

FINANCIAL STATEMENTS

The audited financial statements of BCD appear on pages F-1 through F-9.

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

AUGUST 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

 BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

INTERIM BALANCE SHEET

AUGUST 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

	August 31, 2004	February 29 2004

ASSETS

Current
Cash	$13,489	$20,989
Prepaid	143	0
	_______	______
	$13,632	$20,989

LIABILITIES

Current
Accounts payable and accrued liabilities	$500	$2,225

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
75,000,000 common shares, par value $0.001 per share

Issued and outstanding:
3,900,000 common shares	3,900	3,900

Additional paid-in capital	17,100	17,100

Deficit Accumulated During The Development Stage	(7,868)	(2,236)
	13,132	18,764

	$13,632	$20,989

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

INTERIM STATEMENT OF LOSS

PERIOD FROM INCEPTION, FEBRUARY 5, 2004, TO AUGUST 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

	Three month period ended August 31, 2004	Six month period ending August 31, 2004	Cumulative amounts from Date of Incorporation on February 5, 2004 to August 31, 2004

Revenue	$-	$-	$-

Expenses
Organizational costs	309	309	1,034
Professional fees	2,500	5,000	6,500
Office and administration	220	323	334
	3,029	5,632	7,868

Net Loss For The Period	$(3,029)	$(5,632)	$(7,868)

Basic And Diluted Loss Per Share	$(0.01)	(0.01)

Weighted Average Number Of Shares Outstanding	3,900,000	3,900,000

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

INTERIM STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, FEBRUARY 5, 2004, TO AUGUST 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

	Three month period ending August 31, 2004	Six month period ending August 31, 2004	Cumulative amounts from Date of Incorporation on February 5, 2004 to August 31, 2004

Cash Flows From Operating Activities
Net loss for the period	$(3,029)	$(5,632)	$(7,868)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Accounts payable and accrued liabilities	500	(1,725)	500
Prepaid expenses	(143)	(143)	(143)
	(2,672)	(7,500)	(7,511)

Cash Flows From Financing Activity
Issuance of common shares	-	-	21,000

Increase In Cash During The Period	(2,672)	(7,500)	13,489

Cash, Beginning Of Period	16,161	20,989	-

Cash, End Of Period	$13,489	$13,489	$13,489

Supplemental Disclosure Of Cash Flow Information
Cash paid for:
Interest	$-	$-	$-
Income taxes	-	-	-

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

INTERIM STATEMENT OF STOCKHOLDERS’ EQUITY

AUGUST 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

				DEFICIT
	CAPITAL STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

February 12, 2004 – Shares issued for cash at $0.001	2,000,000	$2,000	$-	$-	$2,000
February 27, 2004 – Shares issued for cash at $0.01	1,900,000	1,900	17,100	-	19,000

Net loss for the year	-	-	-	(2,236)	(2,236)

Balance, February 29, 2004	3,900,000	3,900	17,100	(2,236)	18,764

Net loss for the period				(5,632)	(5,632)

Balance, August 31, 2004	3,900,000	$3,900	$17,100	$(7,868)	$13,132

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

AUGUST 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

 1.

BASIS OF PRESENTATION

While the information presented in the accompanying interim financial statements is unaudited, it includes all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the interim periods presented.  Except as disclosed below, these interim financial statements follow the same accounting policies and methods of their application as the Company’s audited February 29, 2004 annual financial statements.  It is suggested that these interim financial statements be read in conjunction with the Company’s February 29, 2004 audited financial statements.

 2.

NATURE AND CONTINUANCE OF OPERATIONS

 a)

Organization

The Company was incorporated in the State of Nevada, United States of America, on February 5, 2004.  The Company’s year end is February 29, 2004.

 b)

Development Stage Activities

The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.  The Company intends to establish itself as a provider of personally guided tours for visitors to British Columbia, Canada.  The Company will source destination venues and add to the travel experience by combining guides that are able to provide an informative and educational background as well as an entertainment factor.

 c)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $7,868 for the period from inception, February 5, 2004, to August 31, 2004, and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its services as a provider of personally guided tour for visitors.  Management has plans to seek additional capital through a public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

AUGUST 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

 3.

SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

 a)

Organizational and Start-Up Costs

 Costs of start-up activities, including organizational costs, are expensed as incurred.

 b)

Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception has been considered as part of the Company’s development stage activities.

 c)

Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SFAS 109).  SFAS 109 requires the use of the asset and liability method of accounting of income taxes.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

 d)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

NOTES TO INTERIM FINANCIAL STATEMENTS

AUGUST 31, 2004

(Unaudited – prepared by management)

(Stated in U.S. Dollars)

 3.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At February 29, 2004, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

 e)

Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash, and accounts payable and accrued liabilities approximate their fair value due to the short term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

 f)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

 4.

SUBSEQUENT EVENT

The Company proposes to file a Form SB-2 Registration Statement to offer the public up to 650,000 common shares at $0.10 per share.

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Stated in U.S. Dollars)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

Boomers’ Cultural Development, Inc.

(A development stage company)

We have audited the balance sheet of Boomers’ Cultural Development, Inc. (a development stage company) as at February 29, 2004 and the statements of loss, cash flows, and stockholders’ equity for the period from inception, February 5, 2004, to February 29, 2004.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of the Company as at February 29, 2004 and the results of its operations and cash flows for the period from inception, February 5, 2004, to February 29, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1(c) to the financial statements, the Company has incurred a net loss of $2,236 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C.

“Morgan & Company”

April 6, 2004

  Chartered Accountants

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

BALANCE SHEET

FEBRUARY 29, 2004

(Stated in U.S. Dollars)

ASSETS

Current
Cash	$20,989

LIABILITIES

Current
Accounts payable and accrued liabilities	$2,225

STOCKHOLDERS’ EQUITY

Capital Stock
Authorized:
75,000,000 common shares, par value $0.001 per share

Issued and outstanding:
3,900,000 common shares	3,900

Additional paid-in capital	17,100

Deficit Accumulated During The Development Stage	(2,236)
18,764

$20,989

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

STATEMENT OF LOSS

PERIOD FROM INCEPTION, FEBRUARY 5, 2004, TO FEBRUARY 29, 2004

(Stated in U.S. Dollars)

Revenue	$-

Expenses
Organizational costs	725
Professional fees	1,500
Office and administration	11
2,236

Net Loss For The Period	$(2,236)

Basic And Diluted Loss Per Share	$(0.01)

Weighted Average Number Of Shares Outstanding	2,316,667

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM INCEPTION, FEBRUARY 5, 2004, TO FEBRUARY 29, 2004

(Stated in U.S. Dollars)

Cash Flows From Operating Activities
Net loss for the period	$(2,236)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Accounts payable and accrued liabilities	2,225
(11)

Cash Flows From Financing Activity
Issuance of common shares	21,000

Increase In Cash During The Period	20,989

Cash, Beginning Of Period	-

Cash, End Of Period	$20,989

Supplemental Disclosure Of Cash Flow Information
Cash paid for:
Interest	$-
Income taxes	-

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

FEBRUARY 29, 2004

(Stated in U.S. Dollars)

				DEFICIT
	CAPITAL STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

February 12, 2004 – Shares issued for cash at $0.001	2,000,000	$2,000	$-	$-	$2,000
February 27, 2004 – Shares issued for cash at $0.01	1,900,000	1,900	17,100	-	19,000
Net loss for the period	-	-	-	(2,236)	(2,236)

Balance, February 29, 2004	3,900,000	$3,900	$17,100	$(2,236)	$18,764

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Stated in U.S. Dollars)

1.

NATURE AND CONTINUANCE OF OPERATIONS

a)

Organization

The Company was incorporated in the State of Nevada, United States of America, on February 5, 2004.  The Company’s year end is February 29, 2004.

b)

Development Stage Activities

The Company is in the development stage and has not yet realized any revenues from its planned operations.  The Company intends to establish itself as a provider of personally guided tours for visitors to British Columbia, Canada.  The Company will source destination venues and add to the travel experience by combining guides that are able to provide an informative and educational background as well as an entertainment factor.

c)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $2,236 for the period from inception, February 5, 2004, to February 29, 2004, and has no sales.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its services as a provider of personally guided tour for visitors.  Management has plans to seek additional capital through a public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.

SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Stated in U.S. Dollars)

2.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Organizational and Start-Up Costs

Costs of start-up activities, including organizational costs, are expensed as incurred.

b)

Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced.  All losses accumulated since inception has been considered as part of the Company’s development stage activities.

c)

Income Taxes

The Company has adopted the Statement of Financial Accounting Standards No. 109 – “Accounting for Income Taxes” (SFAS 109).  SFAS 109 requires the use of the asset and liability method of accounting of income taxes.  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

d)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At February 29, 2004, the Company had no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

BOOMERS’ CULTURAL DEVELOPMENT, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 29, 2004

(Stated in U.S. Dollars)

2.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)

Financial Instruments

The carrying value of the Company’s financial instruments consisting of cash, and accounts payable and accrued liabilities approximate their fair value due to the short term maturity of such instruments.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

f)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

3.

SUBSEQUENT EVENT

The Company proposes to file a Form SB-2 Registration Statement to offer the public up to 650,000 common shares at $0.10 per share.

[OUTSIDE BACK COVER PAGE OF PROSPECTUS]

Dealer Prospectus Delivery Requirements

Until ninety (90) days from the effective date of this registration statement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  BCD’s Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

BCD’s bylaws provide that we will indemnify the directors to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the company, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by it to an officer of the company except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or will expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$7,500
Audit Fees	4,500
Transfer Agent Fees	2,000
SEC Registration and Blue Sky Registration fees (estimated)	500
Printing Costs and Miscellaneous Expenses (estimated)	500
Total	$15,000

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on three separate occasions.

Mr. Bruce Ellsworth purchased by subscription 1,500,000 shares of common stock from BCD on February 12, 2004 for $1,500. No underwriters were used, and no commissions or other remuneration was paid except to the company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  Mr. Ellsworth’s shares continue to be subject to Rule 144 of the Securities Act of 1933.

Ms. Lorena Jensen purchased by subscription 500,000 shares of common stock from BCD on February 5, 2004 for $500. No underwriters were used, and no commissions or other remuneration was paid except to the company. The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  Ms. Jensen’s shares continue to be subject to Rule 144 of the Securities Act of 1933.

On February 27, 2004, a private offering was completed, under which 1,900,000 shares of common stock were sold by subscription at a price of $0.01 per share to 3 shareholders for an additional $19,000.  No underwriters were used, and no commissions or other remuneration were paid except to the company.  The securities were sold in reliance on Regulation D, Section 504 of the Securities Act of 1933.  All shareholders continue to be subject to Rule 144 of the Securities Act of 1933.

BCD qualified for an exemption from registration under Rule 504 in both of these issuances since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933. Neither BCD nor any person acting on its behalf offered or sold any of the securities by any form of general solicitation or general advertising. The securities sold are restricted shares; the purchasers were informed that the securities cannot be resold without the securities being registered under the Securities Act of 1933 or an exemption there from.  BCD exercised reasonable care to assure that the purchases were not underwritten within the meaning of section 2(a) (11) of this Act including but not limited to the placement of a restrictive legend on the certificates representing the shares, and the aggregate offering price was less that $1,000,000

The following table provides details of all stock sales transactions that have taken place during the period from the Company’s formation, on February 5, 2004, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased
Bruce Ellsworth	February 12, 2004	1,500,000
Lorena Jensen	February 12, 2004	500,000
Bruce Ellsworth	February 27, 2004	500,000
Lorena Jensen	February 27, 2004	600,000
Caroline Schut	February 27, 2004	800,000
Total		3,900,000

Item 27. Exhibits

Number	Description
3.1	Articles of Incorporation.	*
3.2	Bylaws.	*
5	Opinion re: Legality.	*
23.1	Consent of Attorney.	*
23.2	Consent of Accountant	Filed Herewith
24	Power of Attorney	*

* Incorporated by reference to the Exhibits filed with the Registrant’s SB-2 Registration Statement on August 12, 2004.

UNDERTAKINGS

BCD hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)

To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, BCD has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, BCD will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and BCD will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delta, Province of British Columbia, Canada, on October 6, 2004.

BOOMERS’ CULTURAL DEVELOPMENT, INC.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on behalf of the following persons in the capacities and on the dates indicated pursuant to a signed power of attorney executed by such persons appointing W. Scott Lawler.  Such power of attorney made Mr. Lawler a true and lawful attorney-in-fact and agent, with full power of substitution, of each person named below and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including registration statements filed or amendments made pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto Mr. Lawler full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that Mr. Lawler may lawfully do or cause to be done by virtue hereof.

/s/ Bruce Ellsworth

October 6, 2004

Bruce Ellsworth

President, Principle Executive Officer

/s/ Lorena Jensen

October 6, 2004

Lorena Jensen

Secretary/Treasurer, Principle Financial Officer and Principal Accounting Officer

/s/ Caroline Schut

October 6, 2004

Caroline Schut

Director